EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-03959 of Northrop Grumman Corporation on Form S-8 of our report dated June 26, 2006, appearing in this Annual Report on Form 11-K of the Northrop Grumman PEI Retirement Savings Plan for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
June 26, 2007